EXHIBIT 4.5



                                 FIRST AMENDMENT

     THIS FIRST AMENDMENT dated as of October 23, 1996 (this "Amendment") is to the Credit Agreement (the "Credit Agreement") dated as of September 12, 1996 among RAYOVAC CORPORATION, a Wisconsin corporation (the "Company"), various financial institutions (the "Lenders"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent for the Lenders (the "Administrative Agent"), DLJ CAPITAL FUNDING, INC., as documentation agent for the Lenders (the "Documentation Agent" and, together with the Administrative Agent, the "Agents"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION and DLJ CAPITAL FUNDING, INC., as joint syndication agents for the Lenders. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined in the Credit Agreement.

     WHEREAS, the Company, the Agents and DLJ Capital Funding Inc. ("DLJ") and Bank of America Illinois ("BAI" and, together with DLJ, the "Existing Lenders") have entered into the Credit Agreement; and

     WHEREAS, the parties hereto desire to amend the Credit Agreement to add The First National Bank of Boston, Bank of Montreal, Chicago Branch, Bank of Tokyo-Mitsubishi Trust Company, Bankers Trust Company, Fleet National Bank, Banque Nationale de Paris, Firstar Bank Milwaukee, N.A., Heller Financial, Inc., The Long-Term Credit Bank of Japan, Ltd., Chicago Branch, Allstate Life Insurance Company, Senior Debt Portfolio, Merrill Lynch Senior Floating Rate Fund, Inc., Protective Life Insurance Company, Van Kampen American Capital Prime Rate Income Trust, Massachusetts Mutual Life Insurance Company and ING Capital Advisors, Inc. (collectively the "New Lenders") as "Lenders" thereunder;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

     SECTION 1 AMENDMENT. Effective on (and subject to the occurrence of) the Effective Date (as defined below), the Credit Agreement shall be amended in accordance with Sections 1.1 and 1.2 below:

     1.1 Schedule 1.1. Schedule 1.1 is amended in its entirety by substituting therefor Schedule 1.1 attached hereto.

     1.2 Section 1.1. Section 1.1 is amended by (i) amending clause (iii) of the definition of "Eligible Assignee" in its entirety to read as follows

          (iii) (x) a Lender, (y) an Affiliate of a Lender that is a Person of the type specified in clause (i), (ii) or (iv) of this definition or (z) a Person that is primarily engaged in the business of commercial banking and that is (A) a Subsidiary of a Lender, (B) a Subsidiary of a Person of which a Lender is a Subsidiary or (C) a Person of which a Lender is a Subsidiary;

and (ii) adding the following definition in its proper alphabetical position

          Swingline Lender means BAI in its capacity as lender of Swingline Loans together with any replacement lender of Swingline Loans arising under
     Section 10.9.

     1.3 Schedule 5.1(j). Schedule 5.1(j) is amended in its entirety by substituting therefor Schedule 5.1(j) attached hereto.

     1.4 Section 10.10. Section 10.10 is amended by (i) deleting the word "and" at the end of clause (ii) of subsection 10.10(a), (ii) changing the designation at the beginning of clause (iii) of subsection 10.10(a) from "(iii)" to "(iv)",
(iii) adding the following clause (iii) to subsection 10.10(a)

          (iii) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224, such Lender shall deliver (A) a certificate substantially in the form of Exhibit M and (B) two properly completed and signed copies of Internal Revenue Service Form W-8 certifying that such Lender is entitled to an exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and any Note; and

and (iv) adding the following subsection 10.10(f)

          (f) If any Lender claims exemption from, or reduction of, withholding tax under the Code by providing IRS Form W-8 and a certificate in the form of Exhibit M and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Lender, such Lender agrees to notify the Administrative Agent and the Company of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Lender. To the extent of such percentage amount, the Administrative Agent and the Company will treat such Lender's IRS Form W-8 and certificate in the form of Exhibit M as no longer valid.

     1.5 Schedule 11.2. Schedule 11.2 is amended in its entirety by substituting therefor Schedule 11.2 attached hereto.

         1.6 Subsection 11.8(a). Subsection 11.8(a) of the Credit Agreement is amended by (i) deleting the words "which consent of the Company" where they appear in such subsection and inserting in lieu thereof the words "which consents", (ii) inserting after the phrase "$5,000,000 (or, if less, all of such
 Lender's remaining rights and obligations hereunder)" the parenthetical phrase "(provided that each of Bank of America Illinois and DLJ Capital Funding, Inc. may assign and delegate all of its Term B Loan and Term C Loan to one or more Eligible Assignees without regard to the foregoing limitation)" and (iii) inserting the following after the last sentence thereof

     The Company designates the Administrative Agent as its agent for maintaining a book entry record of ownership identifying the Lenders and the amount of the respective Loans and Notes which they own. The foregoing provisions are intended to comply with the registration requirements in Treasury Regulation Section 5f.103-1 so that the Loans and Notes are considered to be in "registered form" pursuant to such regulation.

     1.7 Subsection 11.8(c). Subsection 11.8(c) of the Credit Agreement is amended by inserting the following immediately prior to the last sentence thereof

     Each Lender which sells a participation will maintain a book entry record of ownership identifying the Participant(s) and the amount of such participation(s) owned by such Participant(s). Such book entry record of ownership shall be maintained by the Lender as agent for the Company and the Administrative Agent. This provision is intended to comply with the registration requirements in Treasury Regulation Section 5f.103-1 so that the Loans and Notes are considered to be in "registered form" pursuant to such regulation.

     1.8 Exhibit M. Exhibit M hereto is added to the Credit Agreement as Exhibit M thereto.

     SECTION 2 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agents and the Lenders that (a) the representations and warranties made in Article VI of the Credit Agreement are true and correct on and as of the Effective Date with the same effect as if made on and as of the Effective Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date); (b) no Event of Default or Unmatured Event of Default exists or will result from the execution of this Amendment; (c) no event or circumstance has occurred since the Closing Date that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; (d) the execution and delivery by the Company of this Amendment and the New Notes (as defined below) and the performance by the

Company of its obligations under the Credit Agreement as amended hereby (as so amended, the "Amended Credit Agreement") and the New Notes (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary approval from any Governmental Authority and (iv) do not and will not contravene or conflict with any Requirement of Law or of any provision of any Organization Document of the Company or of any Contractual Obligation or any order, injunction, writ or decree of any Governmental Authority which is binding upon the Company; and (e) each of the Amended Credit Agreement and each New Note is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     SECTION 3 EFFECTIVENESS. The amendments set forth in Section 1 above shall become effective on such date (the "Effective Date") when the Agents shall have received (a) a counterpart of this Amendment executed by each of the parties hereto (or, in the case of any party other than the Company from which the Agents have not received a counterpart hereof, facsimile confirmation of the execution of a counterpart hereof by such party) and (b) each of the following documents, each in form and substance satisfactory to the Agents:

     3.1 Notes. New Notes, substantially in the form of Exhibit D to the Credit Agreement, payable to the order of each of the New Lenders (collectively, the "New Notes").

     3.2 Confirmation. A confirmation from ROV Holding, substantially in the form of Exhibit A hereto.

     3.3 Opinions. (i) An opinion of Skadden, Arps, Slate, Meagher & Flom, substantially in the form of Exhibit B-1 hereto and (ii) an opinion of Foley & Lardner, substantially in the form of Exhibit B-2 hereto.

     3.4 Other Documents. Such other documents as any Agent or any Lender may reasonably request in connection with the Company's authorization, execution and delivery of this Amendment and the New Notes.

     SECTION 4 ADDITION OF LENDERS. On the Effective Date, each New Lender shall become a "Lender" under and for all purposes of the Credit Agreement, shall be bound by the Credit Agreement, and shall be entitled to the benefits of the Credit Agreement and each other Loan Document, and each Lender (including each Existing Lender) shall have a Total Percentage, a Revolving Commitment, a Revolving Percentage, a Term A Loan, a Term A

Percentage, a Term B Loan, a Term B Percentage, a Term C Loan and a Term C Percentage in the respective amounts and percentages set forth on Schedule 1.1 hereto. To facilitate the foregoing, each New Lender agrees that on the Effective Date it will remit to the Administrative Agent funds in an amount equal to its Revolving Percentage of all outstanding Revolving Loans plus its Term A Percentage of all outstanding Term A Loans plus its Term B Percentage of all outstanding Term B Loans plus its Term C Percentage of all outstanding Term C Loans, and the Administrative Agent agrees to immediately remit all of such funds received from each New Lender to each Existing Lender ratably in accordance with its proportionate share of such funds. Each New Lender agrees that all interest and fees accrued under the Credit Agreement prior to the Effective Date are the property of the Existing Lenders. By their signatures below, each Existing Lender confirms that it has not sold or otherwise encumbered its rights under the Credit Agreement or its interest in any Loans prior to the syndication thereof pursuant to this Amendment.

     SECTION 5 MISCELLANEOUS.

     5.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Effective Date, all references in the Credit Agreement, the Notes, each other Loan Document and any similar document to the "Credit Agreement" or similar terms shall refer to the Amended Credit Agreement.

     5.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

     5.3 Expenses. The Company agrees to pay the reasonable costs and expenses of the Agents (including Attorney Costs) in connection with the preparation, execution and delivery of this Amendment.

     5.4 Governing Law. This Amendment shall be a contract made under and governed by the internal law of the State of New York.

     5.5 Successors and Assigns. This Amendment shall be binding upon the Company, the Lenders and the Agents and their respective successors and assigns, and shall inure to the benefit of the Company, the Lenders and the Agents and the successors and assigns of the Lenders and the Agents.

     5.6 Qualified Indenture. The Company, the Agents and the undersigned Lenders acknowledge that, for purposes of the Credit

Agreement, the Indenture, dated as of October 22, 1996, among the Company, as Issuer, ROV Holding, as Guarantor, and Marine Midland Bank, as Trustee, relating to the Company's $100,000,000 10 1/4% Senior Subordinated Notes due 2006, is a Qualified Indenture.

                                      [signature pages follow]

     Delivered as of the day and year first above written.

                                      RAYOVAC CORPORATION


                                      By: /s/ Kent J. Hussey
                                         ----------------------------
                                      Title:Executive Vice President


                                      BANK OF AMERICA NATIONAL TRUST
                                      AND SAVINGS ASSOCIATION,
                                      as Administrative Agent and
                                      Syndication Agent


                                      By:/s/ Eric A. Schubert
                                         ----------------------------
                                      Title: Managing Director


                                      BANK OF AMERICA ILLINOIS, as
                                      Issuing Lender


                                      By:/s/ Eric A. Schubert
                                         ----------------------------
                                      Title: Managing Director


                                      BANK OF AMERICA ILLINOIS, as
                                      Swingline Lender


                                      By:/s/ Eric A. Schubert
                                         ----------------------------
                                      Title: Managing Director


                                      BANK OF AMERICA ILLINOIS, as a
                                      Lender


                                      By:/s/ Eric A. Schubert
                                         ----------------------------
                                      Title: Managing Director


                                      DLJ CAPITAL FUNDING, INC., as
                                      Documentation Agent,
                                      Syndication Agent and as a
                                      Lender


                                      By:/s/ Harold Philipps
                                         ----------------------------
                                      Title: Managing Director

                                      ALLSTATE LIFE INSURANCE
                                      COMPANY


                                      By:/s/ S.M. Laude
                                         ----------------------------
                                      Title: Vice President

                                    SENIOR DEBT PORTFOLIO

                                    By:  Boston Management and
                                    Research, its investment
                                    adviser


                                    By:/s/ Payson Swaffield
                                       ----------------------------
                                    Title: Vice President

                                    MERRILL LYNCH SENIOR FLOATING
                                    RATE FUND, INC.


                                    By:/s/ Gilles Marchand
                                       ----------------------------
                                    Title: CFA

                                    PROTECTIVE LIFE INSURANCE
                                    COMPANY


                                    By:/s/ Mark K. Okada
                                       ----------------------------
                                    Title:Executive Vice President

                                    VAN KAMPEN AMERICAN CAPITAL
                                    PRIME RATE INCOME TRUST


                                    By:/s/ Jeffrey W. Maillet
                                       ----------------------------
                                    Title:Senior Vice President

                                     MASSACHUSETTS MUTUAL LIFE
                                     INSURANCE COMPANY


                                     By:/s/ John B. Joyce
                                       ----------------------------
                                     Title: Managing Director

                                      ING CAPITAL ADVISORS, INC., as
                                      Agent for Bank Syndication
                                      Account


                                      By:/s/ Michael D. Hatley
                                       ----------------------------
                                      Title: Vice President

                                      BANKERS TRUST COMPANY


                                      By:/s/ Chris Kinslow
                                       ----------------------------
                                      Title: Vice President

                                        THE FIRST NATIONAL BANK OF
                                        BOSTON


                                        By:/s/ Peter R. White
                                           ----------------------------
                                        Title: Managing Director

                                        BANQUE NATIONALE DE PARIS


                                        By:/s/ Mark Whitson
                                           ----------------------------
                                        Title: Vice President

                                        By:/s/ Serge Desrayaud
                                           ----------------------------
                                        Title: Vice President

                                        BANK OF MONTREAL, CHICAGO
                                        BRANCH


                                        By:/s/ Peter Konigsmann
                                            ----------------------------
                                        Title: Director

                                         BANK OF TOKYO-MITSUBISHI TRUST
                                         COMPANY


                                         By:/s/ Paul P. Malecki
                                            ----------------------------
                                         Title: Vice President

                                         FIRSTAR BANK MILWAUKEE, N.A.


                                         By:/s/ Randy Olver
                                            ----------------------------
                                         Title: Vice President

                                         FLEET NATIONAL BANK


                                         By:/s/ James C. Silva
                                            ----------------------------
                                         Title:Executive Vice President

                                         HELLER FINANCIAL, INC.


                                         By:/s/ Christina M. Rashid
                                            ----------------------------
                                         Title: Vice President

                                           THE LONG-TERM CREDIT BANK OF
                                           JAPAN, LTD., CHICAGO BRANCH


                                           By:/s/ John Carley
                                            ----------------------------
                                           Title: Vice President

                                 SCHEDULE 5.1(j)
                                 ---------------

                          REAL PROPERTY TO BE MORTGAGED
                          -----------------------------


1.       Madison Plant
         2317 Winnebago Street
         Madison, Wisconsin
           (Dane County)

2.       Appleton Plant
         2500 Ballard Road
         Appleton, Wisconsin
           (Outagamie County)

3.       Appleton Plant
         2600 Ballard Road
         Appleton, Wisconsin
           (Outagamie County)

4.       Kinston Plant
         4300 Rouse Road
         Kinston, North Carolina
           (Lenoir County)

5.       Portage Plant
         2851 Portage Road
         Portage, Wisconsin
           (Columbia County)

6.       Fennimore Plant
         Highway 18 and Stitzer Road
         Fennimore, Wisconsin
           (Grant County)

7.       Corporate Headquarters (leasehold)
         601 Rayovac Drive
         Madison, Wisconsin
           (Dane County)

8.       Middleton Distribution Center (leasehold)
         2115 Pinehurst Drive
         Middletown, Wisconsin
           (Dane County)

                                  SCHEDULE 11.2
                                  -------------

                     OFFSHORE AND DOMESTIC LENDING OFFICES,
                     --------------------------------------
                              ADDRESSES FOR NOTICES
                              ---------------------


RAYOVAC CORPORATION
-------------------
  the Company
601 Rayovac Drive
Madison, Wisconsin   53711
Attention:  Treasurer
Telephone:  (608) 275-4560
Facsimile:  (608) 275-4577


BANK OF AMERICA NATIONAL TRUST
------------------------------
AND SAVINGS ASSOCIATION,
------------------------
  as Administrative Agent

Bank of America National Trust
and Savings Association
Agency Management Services #5596
1455 Market Street, 12th Floor
San Francisco, California 94103
Attention:  John Warren
Telephone:  (415) 436-3489
Facsimile:  (415) 436-2700


BANK OF AMERICA ILLINOIS,
-------------------------
  as a Lender

Domestic and Offshore Lending Office:
231 South LaSalle Street
Chicago, Illinois  60697

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

231 South LaSalle Street
Chicago, Illinois  60697
Attention:  Eric Schubert
Telephone:  (312) 828-6517
Facsimile:  (312) 828-3555

Borrowing notices and Notices of Conversion/Continuation:

231 South LaSalle Street
Chicago, Illinois  60697
Attention:  Darrylynn Adams
Telephone:  (312) 828-4571
Facsimile:  (312) 828-9626

DLJ CAPITAL FUNDING, INC.,
--------------------------
  as a Lender

277 Park Avenue
New York, New York  10172
Attention:  Wendy LaMantia
Telephone:  (212) 892-2407
Facsimile:  (212) 892-5236

Domestic and Offshore Lending Office:

277 Park Avenue
New York, New York  10172

BANK OF AMERICA ILLINOIS,
-------------------------
  as Issuing Lender

Address for Notices:

231 South LaSalle Street
Chicago, Illinois  60697
Attention:  Jess Aranas
Telephone:  (312) 923-5924
Facsimile:  (312) 987-6828

BANK OF AMERICA ILLINOIS,
-------------------------
  as Swingline Lender

Address for Notices:

231 South LaSalle Street
Chicago, Illinois  60697
Attention:  Darrylynn Adams
Telephone:  (312) 828-4571
Facsimile:  (312) 974-9626


ALLSTATE LIFE INSURANCE COMPANY
-------------------------------

Address for Notices:

3075 Sanders Road, Suite G3A
Northbrook, IL 60062-7127
Attention:  Jerry Zinkula
Telephone:  (847) 402-8383
Facsimile:  (847) 402-3092

RESTRUCTURED OBLIGATIONS BACKED BY SENIOR ASSETS B.V.
-----------------------------------------------------

Address for Notices:

1166 Avenue of the Americas
New York, NY 10036
Attention:  Chris Jansen
Telephone:  (212) 278-9669
Facsimile:  (212) 278-9619

SENIOR DEBT PORTFOLIO
---------------------

Address for Notices:

24 Federal Street
Boston, MA 02110
Attention:  Payson Swaffield
Telephone:  (617) 654-8484
Facsimile:  (617) 695-9594

MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.
---------------------------------------------

Address for Notices:

800 Scudders Mill Road, Area 2C
Plainsboro, NJ 08536
Attention:  Douglas Henderson
Telephone:  (609) 282-2059
Facsimile:  (609) 282-2756

PROTECTIVE LIFE INSURANCE COMPANY
---------------------------------

Address for Notices:

1150 Two Galleria Tower
13455 Noel Road, LB45
Dallas, TX 75240
Attention:  Mark Okada
Telephone:  (214) 233-4300
Facsimile:  (214) 233-4343


VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST
---------------------------------------------------

Address for Notices:

One Parkview Plaza
Oakbrook Terrace, IL 60181
Attention:  Jeffrey Maillet
Telephone:  (630) 684-6438
Facsimile:  (630) 684-6740

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
-------------------------------------------

Address for Notices:

1295 State Street
Springfield, MA 01111
Attention:  John Joyce
Telephone:  (413) 744-6075
Facsimile:  (413) 744-6127


ING CAPITAL ADVISORS, INC.
--------------------------

Address for Notices:

333 South Grand Avenue, Suite 400
Los Angeles, CA 90071
Attention:  Michael Hatley
Telephone:  (213) 621-9062
Facsimile:  (213) 626-6552


BANKERS TRUST COMPANY
---------------------

Address for Notices:

130 Liberty Street, Mail Stop 2303
New York, NY 10006
Attention:  Chris Kinslow
Telephone:  (212) 250-3233
Facsimile:  (212) 250-7200

THE FIRST NATIONAL BANK OF BOSTON
---------------------------------

Address for Notices:

100 Federal Street, Mail Stop 01-08-05
Boston, MA 02110
Attention:  Clifford A. Gaysumas
Telephone:  (617) 434-3051
Facsimile:  (617) 434-4929

BANQUE NATIONALE DE PARIS
-------------------------

Address for Notices:

499 Park Avenue
New York, NY 10022
Attention:  Mark Whitson
Telephone:  (212) 415-9884
Facsimile:  (212) 415-9629

BANK OF MONTREAL, CHICAGO BRANCH
--------------------------------

Address for Notices:

115 South LaSalle Street, 11th Floor
Chicago, IL 60603
Attention:  Peter Konigsmann
Telephone:  (312) 750-8704
Facsimile:  (312) 750-3834

BANK OF TOKYO-MITSUBISHI TRUST COMPANY
--------------------------------------

Address for Notices:

1251 Avenue of the Americas, 12th Floor
New York, NY 10020-1104
Attention:  Paul Malecki
Telephone:  (212) 782-4343
Facsimile:  (212) 782-4981

FIRSTAR BANK MILWAUKEE, N.A.
----------------------------

Address for Notices:

777 East Wisconsin Avenue
Milwaukee, WI 53202
Attention:  Randy Olver
Telephone:  (414) 765-5324
Facsimile:  (414) 765-4632

FLEET NATIONAL BANK
-------------------

Address for Notices:

One Federal Street, MA0FD03C
Boston, MA 02211
Attention:  Jim Silva
Telephone:  (617) 346-1655
Facsimile:  (617) 346-1569

HELLER FINANCIAL, INC.
----------------------

Address for Notices:

500 West Monroe Street
Chicago, IL 60661
Attention:  Christina Rashid
Telephone:  (312) 441-7571
Facsimile:  (312) 441-7357

THE LONG-TERM CREDIT BANK OF JAPAN, LTD.
----------------------------------------
CHICAGO BRANCH
--------------

Address for Notices:

190 South LaSalle Street, Suite 800
Chicago, IL 60603
Attention:  John Carley
Telephone:  (312) 853-9516
Facsimile:  (312) 704-8505

                                    EXHIBIT A

                                  CONFIRMATION

                          Dated as of October 23, 1996


 To:  Bank of America National Trust and Savings Association, as
      Administrative Agent, and the other financial institutions party to the Credit Agreement referred to below

     Please refer to (a) the Credit Agreement dated as of September 12, 1996 among Rayovac Corporation, various financial institutions (the "Lenders") and Bank of America National Trust and Savings Association, as Administrative Agent (the "Administrative Agent"); (b) the First Amendment dated as of October 23, 1996 to the Credit Agreement (the "First Amendment"); and (c) the Guaranty (the "Guaranty") dated as of September 12, 1996, executed by ROV Holding Inc. in favor of the Administrative Agent and the Lenders.

     The undersigned hereby confirms to the Administrative Agent and the Lenders that, after giving effect to the First Amendment and the transactions contemplated thereby, the Guaranty and each other Loan Document (as defined in the Credit Agreement) to which the undersigned is a party continues in full force and effect and is the legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms.


                                       ROV HOLDING INC.


                                       By:_______________________________

                                       Title:____________________________

                                    EXHIBIT M

                                   CERTIFICATE

     Reference is made to the Credit Agreement, dated as of September 12, 1996, among Rayovac Corporation, the lenders parties thereto, Bank of America National Trust and Savings Association, as administrative agent, and DLJ Capital Funding, Inc., as documentation agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"). Pursuant to the provisions of subsection 10.10(a)(iii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is defined in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                         [NAME OF LENDER]


                                         By:
                                             -------------------------------
                                         Its:
                                             -------------------------------

                                  SCHEDULE 1.1

                           COMMITMENTS AND PERCENTAGES



                                           Total            Revolving           Revolving             Term A        Term A
Name of Lender                          Percentage          Commitment          Percentage            Loan           Percentage
--------------                          ----------          ---------         ----------            ----           -----------

Bank of America Illinois                  10.45751635%       $8,124,999.99       12.49999998%     $6,875,000.03       12.50000005%

DLJ Capital Funding, Inc.                 10.45751633%       $8,124,999.98       12.49999997%     $6,875,000.00       12.50000000%

The First National Bank of Boston           5.8823594%       $5,416,666.67        8.33333334%     $4,583,333.33        8.33333333%

Bank of Montreal, Chicago Branch            5.8823594%       $5,416,666.67        8.33333334%     $4,583,333.33        8.33333333%

Bank of Tokyo-Mitsubishi Trust Company      5.8823594%       $5,416,666.67        8.33333334%     $4,583,333.33        8.33333333%

Bankers Trust Company                       5.8823594%       $5,416,666.67        8.33333334%     $4,583,333.33        8.3333333%

Banque Nationale de Paris                   5.8823594%       $5,416,666.67        8.33333334%     $4,583,333.33        8.33333333%

Firstar Bank Milwaukee, N.A.                5.8823594%       $5,416,666.67        8.33333334%     $4,583,333.33        8.33333333%

Fleet National Bank                         5.8823594%       $5,416,666.67        8.33333334%     $4,583,333.33        8.33333333%

Restructured Obligations Backed By         3.26797386%                   0                 0%           0                  0%
Senior Assets B.V.

Senior Debt Portfolio                      3.26797386%                   0                 0%           0                  0%

ING Capital Advisors, Inc.                 3.26797385%                   0                 0%           0                  0%

Massachusetts Mutual Life Insurance        3.26797386%                   0                 0%           0                  0%
Company

Protective Life Insurance Company          3.26797385%                   0                 0%           0                  0%

Van Kampen American Capital
Prime Rate Inc. Trust                      3.26797385%                   0                 0%           0                  0%



-----------------------------------------------------------------------------------------------------------------------------------
TOTALS                                   100.00000000%      $65,000,000.00      100.00000000%    $55,000,000.00       100.00000000%










                                              Term B              Term B             Term C              Term C
 Name of Lender                                Loan             Percentage            Loan             Percentage
 --------------                               ------            ----------            ----             ----------

 Bank of America Illinois                  $1,388,888,89       5.55555556%       $1,388,888.89        5.55555556%

 DLJ Capital Funding, Inc.                 $1,388,888.89       5.55555556%       $1,388,888.89        5.55555556%

 The First National Bank of Boston               0                  0%                 0                   0%

 Bank of Montreal, Chicago Branch                0                  0%                 0                   0%

 Bank of Tokyo-Mitsubishi Trust Company          0                  0%                 0                   0%

 Bankers Trust Company                           0                  0%                 0                   0%

 Banque Nationale de Paris                       0                  0%                 0                   0%

 Firstar Bank Milwaukee, N.A.                    0                  0%                 0                   0%

 Fleet National Bank                             0                 385%                        0     $11.11111108%

 Restructured Obligations Backed By        $2,777,777.78       11.11111112%      $2,777,777.78        11.11111112%
 Senior Assets B.V.

 Senior Debt Portfolio                     $2,777,777.78       11.11111112%      $2,777,777.78        11.11111112%

 ING Capital Advisors, Inc.                $2,777,777.78       11.11111112%      $2,777,777.77        11.11111108%

 Massachusetts Mutual Life Insurance       $2,777,777.78            11.11111       3.26797386%       $11.11111112%
 Company

 Protective Life Insurance Company         $2,777,777.77       11.11111108%      $2,777,777.78        11.11111112%

 Van Kampen American Capital
 Prime Rate Inc. Trust                     $2,777,777.77       11.11111108%      $2,777,777.78        11.11111112%


-------------------------------------------------------------------------------------------------------------------
 TOTALS                                   $25,000,000.00      100.00000000%       $25,000,000         100.0000000%
